EXHIBIT 21

               KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                          AND SUBSIDIARIES


                 SUBSIDIARIES OF THE REGISTRANT



                                                                 Percent of
                                                              voting securities
                                          State or county         owned at
          Name                            of incorporation    December 31, 1995
------------------------------            ----------------    -----------------


Sherman Wire of Caldwell, Inc.            Nevada                    100.0%

Fox Valley Steel and Wire Company         Wisconsin                 100.0%